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                                                                EXHIBIT 99.1

NEWS BULLETIN                       |                   HARDINGE INC.
   FROM:                            |            RE:    ONE HARDINGE DRIVE
                                    |                   ELMIRA, NY  14902
                                    |                   (NASDAQ: HDNG)
THE FINANCIAL RELATIONS BOARD       |
-----------------------------       |
 B S M G  W O R L D W I D E         |

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AT THE COMPANY:                AT THE FINANCIAL RELATIONS BOARD/BSMG WORLDWIDE:
Richard L. Simons              Kerry Thalheim              John McNamara
    EXEC VP & CFO              General Inquiries           Analyst Inquiries
    -------------              (212) 445-8437               445-8435
(607) 734-2281



        HARDINGE ANNOUNCES FURTHER REDUCTION IN NORTH AMERICAN WORKFORCE

FOR IMMEDIATE RELEASE

ELMIRA, N.Y., DECEMBER 5, 2001--Hardinge Inc. (NASDAQ: HDNG), a leading producer of advanced material-cutting solutions, today announced an additional reduction of approximately 25% in its North American workforce. This third round of staffing layoffs, totaling approximately 40% of the Company's domestic workforce since June 1st, is in response to further U.S. market declines in industrial production, capacity utilization and machine tool orders.

J. Patrick Ervin, President & Chief Executive Officer, commented, "As we are all aware, the North American manufacturing sector remains severely depressed. Our customers, the manufacturers and job shops at the forefront of American productivity growth, today face some of the lowest activity levels in several decades. Domestic machine tool orders for the first three-quarters of 2001, as reported by the Association of Manufacturing Technology, our primary trade group, were down 33% from the depressed levels of the same nine months in 2000. August and September orders were down approximately 50% from the same months of 2000, indicating that the trend is worsening. We expect the October and November data to show similar declines."

"To withstand the current downturn and remain an industry leader, Hardinge must keep our cost structure balanced with our current production needs. And that, most unfortunately, necessitates the deep cuts we're announcing today. Hardinge remains financially strong, and we currently expect to generate positive cash flow, and to reduce our debt, during the next few quarters. But this is only because we have taken very difficult cost cutting actions throughout the year, including the layoffs we are announcing today, and because our foreign operations are performing very well.

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"These are especially demanding times and Hardinge remains sharply focused on our proven long-term strategy. Specifically, we will continue to invest in new products, leveraging the Company's competitive advantage in providing technologically advanced, high performing machines, while continuously improving our global manufacturing capabilities, another important contributor to our long-term success. We are also proceeding with our previously announced realignment initiatives, including special emphasis on focusing our US based manufacturing and engineering resources on cost-effective, high end products and on improvements in the use of working capital," Mr. Ervin concluded.

Hardinge Inc., founded more than 100 years ago, is an international leader in providing the latest industrial technology to companies requiring material-cutting solutions. The Company designs and manufactures computer-numerically controlled metal-cutting lathes, machining centers, grinding machines and other industrial products. The Company's common stock trades on Nasdaq under the symbol "HDNG." For more information, please visit the Company's website at WWW.HARDINGE.COM.

THIS NEWS RELEASE CONTAINS STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO THE FINANCIAL PERFORMANCE OF HARDINGE INC. SUCH STATEMENTS ARE BASED UPON INFORMATION KNOWN TO MANAGEMENT AT THIS TIME. THE COMPANY CAUTIONS THAT SUCH STATEMENTS NECESSARILY INVOLVE UNCERTAINTIES AND RISK, AND DEAL WITH MATTERS BEYOND THE COMPANY'S ABILITY TO CONTROL AND IN MANY CASES THE COMPANY CANNOT PREDICT WHAT FACTORS WOULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED. AMONG THE MANY FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS ARE FLUCTUATIONS IN THE MACHINE TOOL BUSINESS CYCLES, CHANGES IN GENERAL ECONOMIC CONDITIONS IN THE U.S. OR INTERNATIONALLY, THE MIX OF PRODUCTS SOLD AND THE PROFIT MARGINS THEREON, THE RELATIVE SUCCESS OF THE COMPANY'S ENTRY INTO NEW PRODUCT AND GEOGRAPHIC MARKETS, THE COMPANY'S ABILITY TO MANAGE ITS OPERATING COSTS, ACTIONS TAKEN BY CUSTOMERS SUCH AS ORDER CANCELLATIONS OR REDUCED BOOKINGS BY CUSTOMERS OR DISTRIBUTORS, COMPETITORS' ACTIONS SUCH AS PRICE DISCOUNTING OR NEW PRODUCT INTRODUCTIONS, GOVERNMENTAL REGULATIONS AND ENVIRONMENTAL MATTERS, CHANGES IN THE AVAILABILITY AND COST OF MATERIALS AND SUPPLIES, THE IMPLEMENTATION OF NEW TECHNOLOGIES AND CURRENCY FLUCTUATIONS. ANY FORWARD-LOOKING STATEMENT SHOULD BE CONSIDERED IN LIGHT OF THESE FACTORS. THE COMPANY UNDERTAKES NO OBLIGATION TO REVISE ITS FORWARD-LOOKING STATEMENTS IF UNANTICIPATED EVENTS ALTER THEIR ACCURACY.

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